SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 August 7, 2001
                       ___________________________________
                        (Date of earliest event reported)

                               SAFETY-KLEEN CORP.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

            Delaware                001-8368                    51-0228924
           (State of          (Commission File No.)          (IRS Employer
            Incorporation)                             Identification No.)


                         1301 Gervais Street, Suite 300,
                         Columbia, South Carolina 29201

          (Address of principal executive offices, including zip code)


                                 (803) 933-4200
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                        ---------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

As described in Part II, Item 1 (Legal Proceedings) of the Company's Form 10-Q for the Quarter Ended May 31, 2001, under an existing Consent Agreement with the United States Environmental Protection Agency ("EPA") surety bonds provided to approximately 114 Safety-Kleen facilities by Frontier Insurance Company ("Frontier") had to be replaced by July 31, 2001. On August 7, 2001, Safety-Kleen entered into an insurance program with Indian Harbor Insurance Company ("Indian Harbor") to replace financial assurance instruments previously provided to those 114 Safety-Kleen facilities by Frontier. Certain of Safety-Kleen's lenders have committed to provide under Safety-Kleen's debtor-in-possession financing facility the letters of credit necessary to support the Indian Harbor Insurance program with respect to those facilities.

Safety-Kleen is working toward completing the next phase of its financial assurance replacement program by the end of September. There can be no assurance that the Company will be successful in obtaining additional insurance coverage to replace Frontier coverage at other sites and such failure could result in closure of the facilities and the imposition of substantial penalties on the Company and its affected subsidiaries.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                SAFETY-KLEEN CORP.



Date:  August 13, 2001           By:  /s/ Larry W. Singleton
                                     ---------------------------------------
                                     Larry W. Singleton
                                     Senior Vice President of Finance and Chief
                                     Financial Officer